Exhibit 99.2

                         UNITED NATURAL FOODS, #11050935
                         January 17, 2006, 11:00 a.m. ET
                            Financial Relations Board
                              Chairperson: Julie Tu

Operator Ladies and gentlemen, thank you for standing by and welcome to the United Natural Foods corporate conference call. At this time all participants are in a listen-only mode. Following today's presentation instructions will be given for the question and answer session. If anyone should require operator assistance during the conference, you may press the star key followed by the zero on your pushbutton phone. As a reminder, this conference is being recorded today, January 17, 2006.

                    I would now like to turn the conference over to Ms. Julie Tu of FRB. Please go ahead, ma'am.

J. Tu Thank you and good morning, everyone. By now you should have all received a copy of this morning's press release. If anyone still needs a copy, please call Janet Jazmin in our New York office at 212-827-3777 and we'll send you a copy immediately following this morning's conference call.

                    With us this morning from management is Michael Funk, President and Chief Executive Officer. We'll begin with some opening comments from management and then we will open up the line for questions.

                    As a reminder, this call is also being webcast today and can be accessed on the internet at www.unfi.com.

                    Before we begin, as usual we would like to remind everyone about the cautionary language regarding forward-looking statements contained in the press release. That same language applies to comments made on this morning's conference call.

                    With that, I'd like to turn the conference call over to Michael Funk. Please go ahead, Michael.

M. Funk Thank you, Julie, and good morning, everyone. We appreciate you being on the call today. Joining me on today's call is Rick Puckett, our Chief Financial Officer who is leaving us effective January 29th, and Mark Shamber, Vice President and Corporate Controller who will assume the role of acting Chief Financial Officer on January 29th.

                    As you know from the press release we announced this morning, Rick Puckett is departing United Natural Foods to join another publicly traded company which is not a

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UNITED NATURAL FOODS                                                      Page 1
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                    competitor as its Executive Vice President and Chief
                    Financial Officer. While we are disappointed to lose such a strong executive and leader, we'd like to thank Rick for his efforts during his 3 year tenure with United Natural Foods. We understand and respect his decision and we wish him and his family the best. He leaves the company with a strong balance sheet, outstanding leadership in the financial and audit function.

                    As we conduct the search of internal and external candidates to find a permanent replacement, we are pleased to be able to announce that Mark Shamber has accepted our offer of acting Chief Financial Officer. As a background, Mark has served as Vice President since August 2005 and our Corporate Controller since June 2003. Mark is highly qualified and has been very successful during his time at UNFI. Importantly, he is extremely familiar with our operations and systems and has been deeply involved with our financial reporting and corporate governance structure. Given his expertise and knowledge, we believe Mark will be able to step in and be very effective in this role.

                    To mitigate any negative reactions to this announcement, I'd just like to clarify that we have no accounting issues or internal control problems and that there is no financial impropriety. There are no underlying problems with our business or operations and we are very comfortable with our 2006 fiscal guidance and targets and we are extremely pleased with the sales trends that we're seeing. Additionally, there are no disagreements between management and its auditors. In fact, business fundamentals, sales and service levels all remain strong and all of our associates remain focused on executing upon our sales and operating strategies. We look forward to a productive 2006 and to sharing our progress with you throughout this coming year.

                    Now I'd like to turn the call over to Rick Puckett for a few additional comments. Thank you, Rick.

R. Puckett          Thank you, Michael, and thanks for everyone being on the
                    call. As Michael mentioned in the press release this morning, I have accepted the position with a public company in the food and beverage industry as their Executive Vice
                    President and CFO. I actually begin the new job on January
                    30th, so there's no break between the 2 positions.

                    This is a position that actually came to me, I was not actively searching for it. I know that it may appear that it's related to previous management changes relating to the CEO leaving but I can assure you it had absolutely nothing to do with my decision relative to this particular position. It did not come easily, the decision, but it is good for me and my family as it does require us to relocate South, a lot closer to our immediate family and from an economic perspective as well.

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UNITED NATURAL FOODS                                                      Page 2
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                    Just to be clear and to reiterate what Michael has already said. It has nothing to do with accounting issues or internal control issues, it has nothing to do with any kind of financial impropriety or any disagreements with management. I'm a full supporter and very strong supporter of what Michael is doing relative to the decentralization and strengthening the management team throughout the regions. I think the company is in very good hands, it's in great shape. Going forward there's nothing I think but upside for the company.

                    Mark came in 2003, shortly after I came on board as the Corporate Controller. He's done a magnificent job while he's been here. He certainly has led the very successful Sarbanes-Oxley project for the first year and we're in good hands in leaving the financial role to Mark in the interim basis.

                    Mark's history can be found to some degree in the press release but certainly he has a lot of talent and a lot of capability to lead the company on the financial side. I'm certain that the company's in good hands with the financial team that exists today. In addition to Mark there's a lot of strength throughout the organization. I will certainly be here over the next 2 weeks to help in the transition.

                    I've truly enjoyed my time here at UNFI and will certainly miss the friends and associates that are here. I'll turn it back over to Mark so he can say a few words.

M. Shamber          First, I'd like to thank Rick for the guidance and counsel that he's provided me over my two and a half years here.
                    From a personal perspective, he certainly will be missed although I know that he'll always be a short email or phone call away. I think the finance organization has developed into quite a strong organization within the company during his tenure and the team and I look forward to continuing the company's progress as we move forward. With that I think we'll open the call up to any questions that may be raised.

Operator Thank you, sir. Ladies and gentlemen, at this time we will begin the question and answer session. If you do have a question, please press the star key followed by one on your pushbutton phone. If you would like to decline from the polling process once making that choice, you may press the star followed by the two. You will hear a three-toned prompt acknowledging your selection. Questions will be polled in the order they are received. And as a reminder, if you are using speaker equipment, we do need to lift your handset before pressing the numbers. Just a moment, please, for our first question.

                    Our first question is coming from Greg Badishkanian from CitiGroup. Please go ahead.

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G. Badishkanian     Great, thanks. Congratulations, Rick, on your new position.
                    Can you tell us what that is or are you not able to disclose the company yet?

R. Puckett          Not able to disclose yet but I expect it to be disclosed
                    this week.

G. Badishkanian     Good. Hopefully it's a company in our universe. Mark, if you could go through a little bit about your background. You've been with the company for about 2 years or so, maybe before that give us a little bit of background as well where you've come from.

M. Shamber          I joined to company in June 2003, have been the corporate
                    controller since that time. Prior to coming to UNFI I was with Ernst & Young, one of the Big 4 accounting firms. I worked there for eight, eight and a half years in various roles in the AABS function or the audit function, specializing in manufacturing and high tech companies and left there as a senior manager. Prior to that upon graduating college my first 3 or 4 years I worked in finance at Reebok, International.

G. Badishkanian     Great. Thanks. Michael, would you expect any other types of major changes in management or anything you're planning proactively or are you happy with the management team in place now?

M. Funk Greg, I wouldn't expect any other changes or any other announcements to be made.

G. Badishkanian     With respect to tenor of business, you mentioned trends are strong. Do you want to leave it at that or are there any details you're able to disclose?

M. Funk As you know, we're in our blackout period. We're going go be announcing ... our Q2 conference call will be on February 28th and of course we'll look forward to giving everybody an update on how the quarter's been. But we just made the statement about seeing strong sales trends continue so at the moment that's all we would be able to talk about.

G. Badishkanian     Great. Thanks again.

Operator Thank you, sir. Our next question is from Ed Aaron with RBC Capital Markets. Please go ahead, sir.

E. Aaron Thanks. Good morning. First of all, Rick, certainly wish you well, you'll be missed.

R. Puckett          Thank you.

E. Aaron Good luck to you. Also, Michael, could you talk a little bit about the void that will be left with Rick's departure. One of the things I think Rick has brought to the table is strength in the area of IT. Is that an area where you still have work to do and then how much you get that done without him being there?

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UNITED NATURAL FOODS                                                      Page 4
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                    Also, as you look for new candidates, are there any
                    particular traits you're going to be looking for as you go forward?

M. Funk As far as the IT side, Rick leaves behind a solid organization in our IT headed by Gary Glenn who's been with the company for several years. Gary will report to me and we will be continuing many of the IT initiatives that have been in place that are on the block for the company. I feel like with the finance department, Rick's done a lot to create a strong organization in the IT department as well so we'll continue to benefit from that for years on.

                    As far as the CFO search, we'll be casting a broad net obviously looking for people with food and industry experience wherever possible. Again, we have a lot of faith in Mark and Mark's certainly going to be a candidate for the permanent position as well.

E. Aaron            Great. Thank you.

Operator Thank you. Our next question is coming from Scott Vanwinkle of Canaccord Adams. Please go ahead, sir.

S. Vanwinkle        Congratulations, Rick. I look forward to buying the stock
                    wherever you're going to go.

R. Puckett          Scott, I appreciate that.

S. Vanwinkle        If you had to rank the reasons, it sounds like weather and money are in there. What would be the first tipping point as to why you decided to leave?

R. Puckett          Scott, Jeannie and I are empty nesters up in Connecticut
                    without any family around so I think that's probably the number one driving force. I certainly did not, as I mentioned, go looking for this opportunity and this one came along and it was in a southern state which is certainly very close to where our family is. So I think that's probably the number one driving reason. The fact that the economics are there is an additional positive.

S. Vanwinkle        Well knowing you, I think the family reason is a very good reason. Mark, a question for you. Do you anticipate any changes in your tenure at least in the near term as CFO?

M. Shamber          I don't anticipate anything in the near term, no.

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S. Vanwinkle        How about managing the Street? One of the things that Rick did very well in my opinion was managing the Street. Do you tend to follow what he's laid out as the way it's handled?

M. Shamber          I certainly hope so. During the transition period I'll
                    certainly be trying to seek his guidance and advice. This will be some of my first exposure to dealing with the Street although I have behind the scenes worked with Rick in advance for meetings and such. I certainly anticipate there will be some smoothing out on my part to get more comfortable but I'm sure that with Michael's help and Rick's help and everyone else internally that we should continue along the path that we have been on the last 3 years.

R. Puckett          Scott, just to add to that, Mark actually presented at the
                    CitiGroup conference this past week while I was on vacation in Florida and did a magnificent job.

S. Vanwinkle        Thank you, everyone, and best of luck, Rick.

M. Funk             Thanks, Scott.

Operator Thank you, sir. Our next question is coming from Andrew Wolf of BB&T Capital Markets. Please go ahead.

A. Wolf Good morning. This question's for Michael. On the last conference call you talked about changing the management structure, going back towards sort of a more decentralized, kind of the roots if you will of the company. Could you update us on your thinking there in terms of now that you've been at the company longer, what you're thinking you might want to do in that regard? Have you found anything structurally different between the different regions of the company either in management practices or margin trends or anything like that you can allude to? I may follow up after I hear your answer.

M. Funk We've been basically trying to strengthen the regional organizations. In a few cases some of the positions have been left vacant. The Eastern Region president was recently filled by our long time Operations VP, Mike Beaudry. That announcement went out last week so we've strengthened that position. Also we promoted in the past Rick Antonelli to the COO role to help deepen and broaden management. The Western Region right now we're searching for a replacement for the president position out there. We anticipate having that position filled in the near term. We've brought back some other people. Michael Michelle has recently rejoined the company as Vice President of Operations in the Western Region.

                    We've made several additional changes internally with strengthening and broadening our team. We're thinking that down the road we may have 3 regions as we expand our facilities around the country and that we're going to continue to look for both internal and external candidates that can help us fill those additional positions. We also announced as well an addition to our United Natural Brands division. John Raisch [sp] has rejoined the company as Vice President of Marketing.
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                    We're doing what we believe is in the best interest of the company which is to strengthen and broaden the depth of our management talent.

A. Wolf How long has the West Coast president position been vacant and when do you anticipate you'll have an announcement on that?

M. Funk It's been vacant since Rick Antonelli has relocated back East so it's been basically the last 3 months. I've been filling in that role since I'm based out West. We are looking right now very closely at a few individuals and would anticipate something in the next 4 to 6 weeks probably to be announced.

A. Wolf             Thank you.

M. Funk             Okay, Andy. Thanks.

Operator Thank you. Our next question is coming from Eric Weissman of Goldman Sachs. Please go ahead.

E. Weissman         Good morning, guys. Given that you've had 2 pretty senior
                    management changes first with you, Michael, and now with Rick leaving as well, how big of a challenge or disruption is it to the business to have transitions at both the CEO and CFO level? Do you think this has or will create any noticeable issues for you guys operationally?

M. Funk I don't anticipate any issues based on these changes. On the CEO transition I think it's gone very smoothly. It's a role I've done before and I am very comfortable with so have felt very good with the transition in the last 3 months on the CEO position. I think Rick Puckett's transition again will be made much easier based on the strength of the finance team that he leaves behind and in particular Mark Shamber's abilities. I feel very comfortable going forward that we'll have no operational issues or challenges that we don't normally have anyway.

E. Weissman         Thanks very much.

Operator            Gentlemen, there are no further questions at this time.
                    Please continue with any closing comments from management.

M. Funk Thank you. We appreciate your support of United Natural Foods and look forward to speaking with you at our next conference call on February 28th. Thank you.

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UNITED NATURAL FOODS                                                      Page 7
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Operator            Thank you. Ladies and gentlemen, this does conclude the
                    United Natural Foods corporate conference call for today. If you would like to listen to a replay of today's conference in its entirety you may do so by dialing 800-405-2236 or 303-590-3000 using the access code 11050935.

                    You may now disconnect. Thank you for using ACT Teleconferencing. Have a very pleasant day.

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UNITED NATURAL FOODS                                                      Page 8